Exhibit (k)(34)

INCREMENTAL COMMITMENT SUPPLEMENT

INCREMENTAL COMMITMENT SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Incremental Commitment Supplement”), among the financial institution identified in Item 2 of Schedule I hereto, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Incremental Commitment Supplement is being executed and delivered under Section 2.1(c)(y) of the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), the Borrower, the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.  Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement;

WHEREAS, on the terms and subject to the conditions of the Loan and Security Agreement (including, without limitation, Section 2.1(c) thereof), the Borrower has requested that the Revolving Lenders increase their Commitment in the aggregate principal amount of $80,000,000, such that the aggregate Commitments will increase from $720,000,000 to $800,000,000; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Incremental Lender”) is an existing Revolving Lender party to the Loan and Security Agreement and has agreed to increase its Commitment by $10,000,000 (such Commitment increase is referred to herein as the “Incremental Revolver Increase”), in accordance with the terms hereof;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)           Upon receipt by the Administrative Agent of an executed counterpart of this Incremental Commitment Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Incremental Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Incremental Lender and the Borrower, an Incremental Commitment Effective Notice, substantially in the form of Schedule III to this Incremental Commitment Supplement (an “Incremental Commitment Effective Notice”).  Such Incremental Commitment Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the Commitment increase effected by this Incremental Commitment Supplement shall become effective (the “Incremental Commitment Effective Date”).  As a condition to the effectiveness of this Incremental Commitment Supplement and the Incremental Revolver Increase contemplated hereby, the Incremental Lender shall have received an executed copy of that certain First Amended & Restated Loan and Security Agreement Fee Letter, between the Administrative Agent and the Incremental Lender, and the fees contemplated by such letter.

(b)           Each of the parties to this Incremental Commitment Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party,

it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Incremental Commitment Supplement.

(c)           For the avoidance of doubt, the Incremental Revolver Increase, and the Commitments increased pursuant to the Incremental Revolver Increase, will have all of the same terms and conditions of the existing Commitments and Loan Advances, respectively, including without limitation, the same interest rate(s), maturity and unused commitment fee.  Upon the effectiveness of this Incremental Commitment Supplement, the Loan and Security Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the increase of the Incremental Lender’s Commitment, as contemplated herein, without the need for execution and delivery of a separate amendment to the Loan and Security Agreement.  .

(d)           Borrower hereby represents and warrants to the Administrative Agent and the Incremental Lender that, after giving effect to the Incremental Revolver Increase, (i) the representations and warranties contained in Section 4.1 and Section 4.2 of the Loan and Security Agreement are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date) and (ii) no event has occurred, or would result from such Incremental Revolver Increase that constitutes an Event of Default, Default or Collateral Manager Default.

(e)           Schedule II hereto sets forth administrative information with respect to the Incremental Lender.

(f)            This Incremental Commitment Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Commitment Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
INCREMENTAL COMMITMENT SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR INCREMENTAL COMMITMENT SUPPLEMENT

Re:

Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, Wells Fargo Bank, National Association, as the swingline lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.

Item 1: Date of Incremental Commitment Supplement:	September 6, 2019

Item 2: Incremental Lender:	CIT Bank, N.A.

Item 3:	Commitment increase - $10,000,000

Aggregate Commitment - $35,000,000

Item 4:  Signatures of Parties to Agreement:

CIT BANK, N.A., as
Incremental Lender

By:	/s/ Robert L. Klein
Name: Robert L. Klein
Title: Director

[Signature Page to CIT Joinder]

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By: New Mountain Finance Corporation, its managing member

By:	/s/ Shiraz Kajee
Name: Shiraz Kajee
Title: Authorized Signatory

[Signature Page to CIT Joinder]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Beale Pope
Name: Beale Pope
Title: Director

[Signature Page to CIT Joinder]

SCHEDULE II TO
INCREMENTAL COMMITMENT SUPPLEMENT

[ADDRESS FOR NOTICES
AND
WIRE INSTRUCTIONS]

SCHEDULE III TO
INCREMENTAL COMMITMENT SUPPLEMENT

FORM OF
INCREMENTAL COMMITMENT EFFECTIVE NOTICE

To:                             New Mountain Finance Holdings, L.L.C.
787 Seventh Avenue, 49th Floor
New York, NY 10019

Wells Fargo Bank, National Association
550 South Tryon Street
Charlotte, NC 28202

CIT Bank, N.A.
11 West 42nd Street
New York, NY 10036

The undersigned, as Administrative Agent under the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian is delivering this Incremental Commitment Effective Notice in connection with the Incremental Commitment Supplement dated as of September 6, 2019, among you, the Borrower and the Administrative Agent. Terms defined in such Incremental Commitment Supplement are used herein as therein defined.

Pursuant to such Incremental Commitment Supplement, you are advised that the Incremental Commitment Effective Date for CIT Bank, N.A. will be September 6, 2019 with a Commitment increase of $10,000,000.  On and after the Incremental Commitment Effective Date, the aggregate Commitments for CIT Bank, N.A. will be $35,000,000.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to CIT Joinder Effective Notice]